Exhibit 10.4

DEVELOPMENT AGREEMENT

by and between

BOSTON SCIENTIFIC CORPORATION

and

CORAUTUS GENETICS INC.

Dated as of July 30, 2003

i

ii

Exhibits
Exhibit A	Clinical Plan
Exhibit B	Initial Forecast of BSC’s VEGF-2 Requirements
Exhibit C	Material Transfer Agreement (VEGF-2)
Exhibit D	Material Transfer Agreement (Injection Catheters)

iii

DEVELOPMENT AGREEMENT

                   This DEVELOPMENT AGREEMENT (this “Agreement“) is made and entered into this 30th day of July, 2003 (the “Effective Date”) by and between BOSTON SCIENTIFIC CORPORATION (“BSC”), a Delaware corporation, and CORAUTUS GENETICS INC. (the “Company”), a Delaware corporation (each a “Party,” and collectively, the “Parties”).

W I T N E S S E T H:

                   WHEREAS, the Parties are parties to the Investment Agreement, the Sublicense Agreement, the Distribution Agreement (the “Distribution Agreement”), the Loan Agreement (the “Loan Agreement”) and the Investor Rights Agreement, each of even date herewith (collectively with this Agreement, the “Transaction Documents”); and

                   WHEREAS, pursuant to the transactions contemplated by the Transaction Documents, the Parties wish to cooperate to develop products that use VEGF-2 for the treatment of diseases of the heart or peripheral vascular system.

                   NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein and in the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

                    SECTION 1.01. General. As used herein, the following terms shall have the following meanings:

“Act” means the United States Food, Drug and Cosmetic Act and similar Laws in foreign jurisdictions, all as may be amended from time to time, to the extent applicable.

“AE” means, with respect to use of any Product or Injection Catheter, any adverse event (within the meaning of applicable FDA regulations, and including, without limitation, any unfavorable and unintended sign (including, without limitation, an abnormal laboratory finding), exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, or symptom or disease temporally associated with the use of such Product or Injection Catheter, whether or not considered to be related to such Product or Injection Catheter), which event is associated with the use of such Product or Injection Catheter (i) in clinical investigation; or (ii) by a patient once such Product or Injection Catheter has been approved, whether or not such event is considered to be drug-related. AE(s) shall include such events (i) occurring in the course of the use of such Product or Injection Catheter in professional practice; (ii) occurring from drug overdose whether accidental or intentional;

(iii) occurring from drug abuse; (iv) occurring from drug withdrawal; and (v) any significant and consistent failure of expected pharmacological action. Notwithstanding the foregoing, AEs shall include any experience required to be reported to a relevant authority in any such country.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

“Approvals” means authorizations granted to the Company from a Regulatory Authority, including BLA approvals, to distribute, for either investigational or commercial purposes, a medical drug or product.

“BLA” means a Biologics License Application filed with the FDA in respect of a Principal Product in order to manufacture, market, sell or use the Principal Product in the United States.

“BSC Indemnitee” means BSC, its Affiliates, University of Michigan, HHMI, and each of their respective directors, officers, employees, regents, trustees, fellows and agents.

“BSC Patents” means **

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in The City of New York.

“Company Indemnitee” means the Company, its Affiliates, and each of their respective directors, officers, employees and agents.

“Confidential Information” means all nonpublic proprietary information and materials (whether or not patentable), disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), irrespective of the manner in which the Disclosing Party disclosed such information and regardless of whether such information is labeled as confidential, in furtherance of this Agreement, including, but not limited to, trade secrets under applicable Law, substances, formulations, techniques, methodology, equipment, data, reports, correspondence, know-how, manufacturing documentation and sources of supply, as well as the terms of this Agreement.

“DMF” means the Drug Master File with respect to the Product or the Device Master File with respect to the Injection Catheter, as applicable, filed with the FDA.

“FDA” means the United States Food and Drug Administration.

“Final Product” means, with respect to any Principal Product and country, the version of the relevant Principal Product that is approved by a Regulatory Authority for marketing, distribution or sale in the relevant country.

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“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

“Indemnified Party” means a Person seeking indemnification from a Party pursuant to and in accordance with the terms and conditions of this Agreement.

“Indemnifying Party” means the Party from whom an Indemnified Party seeks indemnification pursuant to and in accordance with the terms and conditions of this Agreement.

“Injection Catheter” means the injection catheter known as the Stiletto™ manufactured by BSC, including improvements, modifications and replacements thereto.

“Injection Catheter Invention” means Inventions relating solely to the Injection Catheter, including but not limited to manufacturing or use thereof.

“Intellectual Property” means all intellectual property rights, including without limitation (i) United States and foreign patents and patent applications, divisions, continuations, continuations-in-part, reissues, renewals, reexaminations, requests for continued examination, supplemental registrations or extensions thereof, (ii) trademarks, whether registered or unregistered and applications for registration thereof, (iii) copyrights, whether registered or unregistered and applications for registration thereof, and (iv) trade secrets, know-how, technology, proprietary information and data, including, without limitation, formulae, procedures, plans, methods, processes, specifications, models, protocols, techniques and experimentation, and design, testing and manufacturing data, and products, compositions, and procedures.

“Inventions” means findings, discoveries, inventions, additions, modifications, formulations, variations, enhancements, refinements or derivative works.

“Law” means the Act and any other United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law, to the extent applicable.

“Losses” means any losses, liabilities, claims asserted, awards, interest, judgments, penalties, expenses (including, without limitation, reasonable attorneys’ fees and expenses), costs or damages.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including, without limitation, any “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934).

“Principal Product” means a Product delivered via an injection catheter or hypodermic needle. By way of example, “Principal Product” does not include a Product that is delivered via a coated stent or any device other than an injection catheter or hypodermic needle.

“Product” means a plasmid DNA, drug, biologic or other composition comprising VEGF-2 used for treatment of diseases of the heart or peripheral vascular system; provided, however, “Product” does not include any delivery device (including without limitation the Injection Catheter, a hypodermic needle or stent) or the combination of any such plasmid DNA, drug, biologic or other composition with any such delivery device.

“Product Specifications,” for a Principal Product, means those specifications and performance requirements for such Principal Product as mutually agreed by the Parties in accordance with Section 2.05 of this Agreement, including, without limitation, clinical, manufacturing and marketing specifications.

“Regulatory Authority” means the FDA and any other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity.

“Regulatory Filings” means, for any country, the regulatory documents necessary or advisable to be filed with a Regulatory Authority in order to obtain all Approvals required for the importation, exportation, promotion, pricing, marketing or sale of the Principal Products in such country.

“VEGF-2” means the Human Genome Sciences angiogenic agent licensed to and being further developed and modified by the Company, sometimes referred to as Vascular Endothelial Growth Factor 2 plasmid DNA, and any modifications or improvements thereto.

“VEGF Invention” means Inventions relating solely to VEGF-2, including but not limited to manufacturing or use thereof.

                      SECTION 1.02. Additional Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
Agreement	Preamble
BSC	Preamble
BSC Representative Group	2.12
Clinical Developments	2.01
Clinical Plan	2.02
Company	Preamble
Company Representative Group	2.12
Distribution Agreement	Recitals
Effective Date	Preamble
HHMI	2.09(c)
Joint Invention	3.02
Loan Agreement	Recitals
Michigan License	2.09(b)
Notice of Disagreement	8.10
Parties	Preamble
Party	Preamble
Plan Modifications	2.02

Definition	Location
Representatives	2.12
Term	7.01
Transaction Documents	Recitals
University of Michigan	2.09(b)

ARTICLE II
PRODUCT DEVELOPMENT

                 SECTION 2.01.   Clinical Trials.  In accordance with the Clinical Plan, the Company shall develop the design and shall sponsor human clinical trials for the Principal Products, including the research and development activities described in the Clinical Plan, the development of clinical protocol, clinical evaluation site selection, clinical patient selection, clinical trial management, and Phase II efficacy research testing and beyond (collectively, the “Clinical Developments”). The objective of the Clinical Developments is to generate data required to obtain Approvals from the FDA and other relevant Regulatory Authorities to market, distribute and sell the Principal Products.

                 SECTION 2.02.   Clinical Plan.  (a)  Attached hereto as Exhibit A is the initial research and development plan setting forth activities, schedules, milestones, specifications, pre-clinical and clinical protocols and requirements for development of the Principal Products (the “Clinical Plan”). The Company may, from time to time, adopt or institute amendments, supplements and variations (collectively, “Plan Modifications”) to the Clinical Plan; provided, however, (i) the Company shall provide the BSC Representative Group with a copy of all such Plan Modifications and (ii) any Plan Modifications that would materially alter the then current version of the Clinical Plan may only be made in accordance with paragraphs (b) and (c) below.

                 (b)    With respect to Plan Modifications that would materially alter the then current version of the Clinical Plan, the BSC Representative Group shall have an opportunity to review and, except as provided in paragraph (c) below, approve or reject such Plan Modifications; provided, however, the BSC Representative Group shall not unreasonably withhold or delay approval of such Plan Modifications, and if the BSC Representative Group has not rejected such Plan Modifications within forty five (45) days of receiving a copy of such Plan Modifications then the BSC Representative Group will be deemed to have accepted such Plan Modifications; provided, further, the Parties acknowledge and agree that it is not unreasonable for the BSC Representative Group to reject any Plan Modifications if BSC, in its sole discretion, believes such Plan Modifications will have a material deleterious effect on BSC’s ability to market or distribute the Injection Catheter. In the event that the BSC Representative Group rejects such Plan Modifications, the Representatives shall have thirty (30) days to work together to revise such Plan Modifications. If the Representatives cannot agree on such Plan Modifications then, notwithstanding anything herein to the contrary, the Company may proceed with the Clinical Plan, as modified by the Company in its sole discretion; but BSC shall have no further obligation to supply Injection Catheters pursuant to Section 2.10 of this Agreement, and the Company shall return to BSC any and all Injection Catheters in its possession or within its control.

                    (c)         Notwithstanding paragraph (b) above, in the event any Plan Modifications to the Clinical Plan are required by the FDA or other relevant Regulatory Authorities, such Plan Modifications may be made by the Company without the approval of the BSC Representative Group, and BSC shall continue to have the obligation to supply Injection Catheters pursuant to Section 2.10 of this Agreement.

                    SECTION 2.03.   Development of Final Products.   The Company shall use its commercially reasonable efforts to develop the Final Products in accordance with the schedule set forth in the Clinical Plan and complete Clinical Development of the Final Products in accordance with the following schedule:

                                               ***

                    SECTION 2.04.    Regulatory Filings and Approvals.  The Company shall be the sponsor of and will own the FDA applications for the Principal Products; provided, however, that the Company shall consider and in good faith endeavor to incorporate all comments and proposals made thereto by BSC, and shall incorporate all comments to the extent that they relate to the Injection Catheters. BSC shall be responsible for (a) all contributions to Regulatory Filings relating to the Injection Catheters and (b) all costs arising from its comments relating primarily to the development of the Injection Catheters. The Company, at its expense, and in accordance with the Clinical Plan, shall be responsible for making all other contributions for, undertaking, completing and obtaining, all Regulatory Filings for each Principal Product. The BLA for the Principal Products shall be submitted in the Company’s name. The Company shall devote commercially reasonable efforts to undertake, complete and obtain all Approvals for the Principal Products in the United States and in each other jurisdiction where the Parties mutually agree to pursue Approvals for the Principal Products. The Parties acknowledge that there is no assurance that Approvals for any Principal Product will be obtained in the United States or any other jurisdiction.

                    SECTION 2.05.   Final Product Specifications.   As the Parties progress toward the development of the Final Products, the marketing personnel from both Parties, with consultation from the clinical, regulatory and research and development personnel of both Parties, shall work together to develop Product Specifications for the Final Products. The Representatives shall be responsible for approving Product Specifications for such Final Products, which Product Specifications, once approved by the Representatives, may not be amended without the prior written consent of BSC; provided, however, in the event any modifications to the Product Specifications are required by the FDA or other relevant Regulatory Authorities, such modifications to the Plan Specifications may be made by the Company without the consent of

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“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

BSC; provided, further, that a copy of such modifications are provided to BSC as soon as reasonably practicable.

                    SECTION 2.06.   Supply of VEGF-2.   ***   BSC shall, on a quarterly basis, provide the Company with a six (6) month non-binding forecast of its VEGF-2 requirements for such studies. The Company shall ensure that it has a sufficient supply of VEGF-2 to satisfy BSC’s forecasted needs for such studies. BSC’s initial forecast is attached hereto as Exhibit B and sets forth a date for delivery of the first shipment of VEGF-2 as one month from the Effective Date. VEGF-2 for studies relating to the Principal Products shall be supplied pursuant to a Material Transfer Agreement, a form of which is attached hereto as Exhibit C; provided, however, that any terms in such Material Transfer Agreement that are inconsistent with this Agreement shall be null and void. In the event BSC desires to obtain additional quantities of VEGF-2 from the Company for research related to Products other than the Principal Products, the parties shall discuss in good faith the transfer of such VEGF-2 pursuant to a mutually agreeable Material Transfer Agreement.

                    SECTION 2.07.   Protocol Development.   Each Party shall provide the other Party with access to the protocol for human clinical trials and pre-clinical animal trials of the Principal Products or Injection Catheter and access to and use of the clinical trial data and results, in each case on an ongoing basis, solely for use in connection with seeking necessary Approvals for use of the Principal Product. The Representatives shall meet to discuss any comments and proposals BSC has with respect to the protocol, and the Company Representative Group shall make a good faith endeavor to incorporate the comments and proposals made by BSC. To the extent that BSC’s comments and proposals relate to the Injection Catheter, the Company shall incorporate all such comments and proposals into the protocol; provided, however, BSC shall be responsible for all costs arising from its comments relating primarily to the development of the Injection Catheters.

                    SECTION 2.08.   Use of Injection Catheter.

                    (a)         The Company agrees that the Injection Catheters provided by BSC pursuant to this Agreement shall be used by the Company solely for endovascular injections in the human clinical trials conducted during Clinical Development of the Principal Products. The Company further agrees that it will not, after the date of this Agreement, use any injection catheter other than the Injection Catheter in human clinical trials during Clinical Development of the Principal Products without the prior written consent of BSC.

                    (b)         The Company acknowledges and agrees that the Injection Catheters have not been approved by the FDA. Use by the Company of the Injection Catheters shall be in accordance with the training and instructions provided by BSC pursuant to Section 2.13. Use of the Injection Catheters in humans shall only be pursuant to the Clinical Plan.

                    (c)         During the Term of this Agreement, no pre-clinical and clinical studies organized, initiated, sponsored or conducted by the Company shall include the comparison of any device for the intramyocardial delivery of Principal Products with the Injection Catheters without the prior written consent of BSC. No data collected or derived from any pre-clinical or clinical study conducted by the Company shall be commingled, pooled or in any way compared

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“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

to or presented in conjunction with data regarding any device other than the Injection Catheter without the prior written consent of BSC, which consent shall not be unreasonably withheld; provided, however, that the consent of BSC shall not be required in the event such data is requested or required by the FDA or other applicable Regulatory Authority, but BSC shall, as soon as reasonably practicable, be informed of any such requests or requirements by the FDA or other applicable Regulatory Authority.

                    SECTION 2.09.   License to the Company.

                    (a)         Subject to the terms and conditions set forth in this Agreement, BSC hereby grants the Company a nonexclusive, nonsublicensable, nontransferable, royalty-free license under BSC Patents during the Term to make, have made and use the Products solely in connection with the Company’s development of Products in accordance with the terms and conditions of this Agreement. The Company acknowledges and agrees that (i) the foregoing license does not cover the sale, distribution, importation, marketing or other commercial use of Products and (ii) unless otherwise agreed to by BSC in writing, any Products sold, transferred, given or otherwise provided to Persons other than BSC by the Company (other than providing to Persons for research, testing and development purposes) violates this license grant and the terms of this Agreement.

                    (b)         The Parties acknowledge and agree that some of the BSC Patents are owned by the Regents of the University of Michigan (the “University of Michigan”) and that the entire license (or a portion thereof) granted pursuant to Section 2.09(a) may be terminated by BSC upon the termination of the license agreement entered into by Genocor, Inc., BSC and the Regents of the University of Michigan on June 17, 1997 (the “Michigan License”).

                    (c)         The Company agrees not to use the name of the University of Michigan or Howard Hughes Medical Institute (“HHMI”) in publicity or advertising with respect to the Products without the prior written approval of the University of Michigan or HHMI.

                    (d)         The Parties acknowledge and agree that the University of Michigan and HHMI make no warranty and shall not be held liable for any direct, indirect, special, incidental or consequential damage or lost profits or other economic loss or damage with respect to the BSC Patents or any Products.

                    (e)         To the extent allowed by the University of Michigan and any other third party owners of the BSC Patents, as applicable, BSC shall use commercially reasonable efforts to prosecute, maintain and defend the BSC Patents.

                    SECTION 2.10.   Supply and Support of Injection Catheters.  (a)  ***  The Company shall, on a monthly basis, provide BSC with a six (6) month forecast of its Injection Catheter requirements; provided, however, that, unless the Parties mutually agree otherwise, (1) the Company may not request more than *** Injection Catheters, excluding Injection Catheters required for training and defective Injection Catheters, through Phase IIb trials, and (2) after Phase IIb trials, the Company may not request more than *** Injection Catheters per eight month period. The Injection Catheters for such studies shall be supplied pursuant to a Material Transfer Agreement, a form of which is attached hereto as Exhibit D; provided, however, that any terms

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“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

in such Material Transfer Agreement that are inconsistent with this Agreement shall be null and void. BSC shall ensure that it has a sufficient supply of Injection Catheters to satisfy the Company’s forecasted needs.

                   (b)         BSC shall use commercially reasonable efforts to assist in all clinical and regulatory activities necessary or useful to support the use of Injection Catheters in the protocol for human clinical trials of Principal Products and achieve Approvals for use of the Injection Catheter as a delivery vehicle for the Principal Products.

                    SECTION 2.11.   Reference Rights.  BSC and the Company shall each have reference rights to the other Party’s DMF filed at the FDA with respect to Products and Injection Catheters.

                    SECTION 2.12.   Representative.  To oversee the progress of the Clinical Development and the manufacture of the Principal Products, the Company and BSC shall appoint one or more representatives each (the “Company Representative Group” and the “BSC Representative Group,” respectively, and together, the “Representatives”). The Representatives shall meet in person or via teleconference monthly to discuss the progress of the Clinical Development and the manufacture of the Principal Products.

                    SECTION 2.13.   Training Advice and Assistance.  BSC shall provide reasonable technical assistance and training to the Company and its investigators regarding the usage of Injection Catheter supplied to the Company. BSC shall, at its cost, provide such assistance and training at a reasonable number of clinical sites, not to exceed twenty (20) sites.

                    SECTION 2.14.   Reporting Obligations.  (a)    Quarterly Reports.  The Company shall provide BSC with a written quarterly report on the progress of the development of the Principal Products, and such report shall be in a form mutually agreed upon by the Representatives.

                    (b)         Adverse Events and Product Complaints.   Each Party shall (i) adhere to all requirements of applicable Laws which relate to the reporting and investigation of AEs anywhere in the world and keep the other Party informed of such matters, (ii) promptly inform the other Party of any material safety or health incidents related to any Final Product or Injection Catheter, including the use, manufacture, labeling or packaging of any of the foregoing, and (iii) promptly inform the other Party upon becoming aware of any unusual or unexpected reactions or events, malfunctions, safety or efficacy of or attributable to any Product or VEGF-2 or Injection Catheter and/or any Regulatory Authority action related thereto.

                    (c)         Exchange of Drug Safety Information.   Each Party shall immediately provide the other Party with drug or device safety requests from all governmental and other Regulatory Authorities. Proposed answers affecting a Product or Injection Catheter will be exchanged with the other Party before submission, and the Parties shall cooperate with respect to such answers; provided, however, that the Company shall have the ultimate decision making authority with respect to answers relating to the Products, and BSC shall have the ultimate decision making authority with respect to answers relating to the Injection Catheters. Each Party shall provide the other Party the decisions received from the applicable Regulatory Authorities reasonably promptly after the Party receives notice of such decision.

                    (d)         Regulatory Actions.  Each Party shall advise the other Party of any regulatory action of which it is aware which would affect any Product in any country.

                    (e)         Governmental Inspection. Each Party shall advise the other Party of any governmental communication, inspection or report or Law relating to a Product or Injection Catheter of which it is aware and which might reasonably be expected to affect the Principal Product or Injection Catheter. Any response to a regulatory notice relating to the Principal Products, Injection Catheters or such Law shall be prepared jointly by the Parties, with the lead role taken by the Party to whom such notice is addressed (or, if addressed to both Parties, with the lead role taken by the Company unless the notice relates to the Injection Catheter in which case BSC shall take the lead role); provided, however, that each Party shall be entitled to take all such actions with respect to such notice as are required of it by Law. Both Parties shall have the right to be present during any such inspection.

                    SECTION  2.15.   Discovery and Development of New Products.  (a)  The Parties shall cooperate with each other in creating improvements to the Principal Products and new product developments for cardiovascular applications using VEGF-2. If either Party discovers any new product for cardiovascular applications (including Products other than Principal Products) or creates improvements to the Principal Products during the Term of this Agreement, that Party shall present such new developments or improvements to the other Party and the Parties shall, in good faith, discuss the possibility of jointly funding and developing such new developments or improvements. Notwithstanding the foregoing, neither Party shall be under any obligation to fund, develop, co-develop or in any way pursue funding or development of any new developments, improvements or products (including Products other than Principal Products).

                    (b)         In the event the Parties choose to jointly develop a new improvement or product, the Parties shall either revise this Agreement to provide for such development or enter into another agreement regarding the development of such improvement or product.

                    SECTION  2.16.   Exclusivity.  Notwithstanding anything in this Agreement to the contrary, during the Term of this Agreement, the Company may not enter into any development, distribution or similar agreement with respect to the Principal Products (excluding clinical site agreements, manufacturing agreements, contract research agreements and other agreements necessary or useful for the clinical testing of the Principal Products) with Persons other than BSC without the prior written consent of BSC. Subject to the Company’s obligations to first discuss development of Products with BSC pursuant to Section 2.15 and BSC’s right to distribute Products pursuant to the Distribution Agreement, the Company may enter into development, testing and similar arrangements with respect to Products other than Principal Products with Persons other than BSC without the prior written consent of BSC.

ARTICLE III
INTELLECTUAL PROPERTY OWNERSHIP

                    SECTION  3.01.   Pre-Existing Rights.  Each Party acknowledges that any and all Intellectual Property of the other Party is and shall continue to be owned by such other Party, subject only to the licenses granted.

                    SECTION  3.02.   Joint Inventions by Both Parties.  If an Invention, other than an Injection Catheter Invention or VEGF Invention, is conceived, discovered or reduced to practice jointly by both Parties pursuant to performance under this Agreement (a “Joint Invention”), the Parties agree to reasonably assist each other in obtaining patent protection for such Joint Invention. Such Joint Inventions shall be jointly owned by the Parties without any right or duty of accounting. Expenses relating to any patent applications covering Joint Inventions shall be shared equally by the Parties. If either Party elects not to file or maintain any such application or patent issuing from such application in any country, then that Party shall promptly notify the other Party who then shall have the right to file or maintain such application or patent in its own name and at its sole expense.

                    SECTION  3.03.   New Inventions by Either Party.  Each Party shall retain all right, title and interest in any and all Intellectual Property in and to Inventions, other than Injection Catheter Inventions and VEGF Inventions, conceived, discovered or reduced to practice solely by that Party pursuant to performance under this Agreement.

                    SECTION  3.04.   Ownership of Injection Catheter Inventions and VEGF Inventions.  Notwithstanding anything herein to the contrary, regardless of which Party discovered or reduced to practice any Injection Catheter Invention or VEGF Invention: (i) BSC shall own all right, title and interest in and to all Injection Catheter Inventions, and the Company hereby assigns to BSC all of its right, title and interest in and to such Injection Catheter Inventions and agrees to execute any documents necessary to record or otherwise perfect such assignment; and (ii) the Company shall own all right, title and interest in and to all VEGF Inventions, and BSC hereby assigns to the Company all of its right, title and interest in and to such VEGF Inventions and agrees to execute any documents necessary to record or otherwise perfect such assignment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

                    SECTION  4.01.   Mutual Representations.   Each Party hereby represents and warrants to the other Party as follows:

                    (a)         The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party.

                    (b)         This Agreement has been duly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and (ii) the effect of general equitable principles, regardless of whether asserted in a proceeding in equity or at law.

                    (c)         Such Party’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of such Party, (ii) conflict with or violate any Law or governmental order applicable to such Party or its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of its outstanding shares of common stock or preferred stock or any of the assets or properties of such Party pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of such Party’s shares of common stock or preferred stock or any of the Party’s assets or properties is bound or affected.

                    (d)         It is not a party to any litigation relating to, or that could reasonably be expected to affect, its ability to perform its obligations under this Agreement.

                    SECTION  4.02.   DISCLAIMER.   EXCEPT AS EXPLICITLY PROVIDED IN THIS ARTICLE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, AND THE PARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                    SECTION  4.03.   Company Warranties.   (a)   The Company hereby represents and warrants that, to the actual knowledge of the Company, the development and use of Principal Products does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third party.

                    (b)         The Company represents and warrants that it is not party to, and will not enter into, any development, design or similar agreement with respect to the Principal Products (excluding clinical site agreements, manufacturing agreements, contract research agreements and other agreements necessary or useful for the clinical testing of the Principal Products) with any Person other than BSC without the prior written consent of BSC.

                    SECTION  4.04.   BSC Warranties.   (a)   BSC represents and warrants that it has the right to grant the license set forth in Section 2.09(a) of this Agreement.

                    (b)         BSC represents and warrants that the BSC Patents have not been adjudged invalid or unenforceable and, to the actual knowledge of BSC, are not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling that would impair the validity or enforceability of the BSC Patents.

                    (c)         BSC represents and warrants that, to the actual knowledge of BSC, the development, manufacture and use of the Injection Catheter does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any third party.

ARTICLE V
INDEMNIFICATION AND INSURANCE

                    SECTION  5.01.   Company Indemnity.   The Company shall indemnify, defend and hold harmless each BSC Indemnitee from any and all Losses actually suffered or incurred by BSC arising out of or resulting from: (a) the breach of any representation or warranty, covenant or agreement by the Company contained in this Agreement, provided, for purposes of determining whether there is a breach of the representation and warranty set forth in Section 4.03(a), the knowledge qualifier shall be disregarded; (b) any negligent act or omission or willful misconduct of the Company in connection with performance of its obligations under this Agreement; (c) the design, manufacture, use or administration of a Principal Product, except to the extent attributable to the Injection Catheter or the negligent act or omission or willful misconduct of BSC or its officers, agents or employees; and (d) injury, illness, death or property damage in connection with the Principal Products or clinical trials contemplated by this Agreement, except to the extent attributable to the Injection Catheter or the negligent act or omission or willful misconduct of BSC or its officers, agents or employees.

                    SECTION  5.02.   BSC Indemnity.  BSC shall indemnify, defend and hold harmless each Company Indemnitee from any and all Losses actually suffered or incurred by the Company arising out of or resulting from: (a) the breach of any representation or warranty, covenant or agreement by BSC contained in this Agreement, provided, for purposes of determining whether there is a breach of the representation and warranty set forth in Section 4.04(c), the knowledge qualifier shall be disregarded; (b) any negligent act or omission or willful misconduct of BSC in connection with performance of its obligations under this Agreement; (c) the design, manufacture, use or administration of the Injection Catheter, except to the extent attributable to the Principal Products or the negligent act or omission or willful misconduct of the Company or its officers, agents or employees; and (d) injury, illness, death or property damage caused by the Injection Catheter, except to the extent attributable to the Principal Products or the negligent act or omission or willful misconduct of the Company or its officers, agents or employees.

                    SECTION  5.03.   Indemnification Procedure.   (a)  Any Indemnified Party seeking indemnification under this Agreement shall give prompt written notice to the Indemnifying Party of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Losses as to which such Indemnified Party may request indemnification hereunder; provided, however, that the failure to provide or a delay in providing such notice shall not release the Indemnifying Party from any of its obligations under this Agreement, except to the extent that the Indemnifying Party is actually prejudiced by such failure or delay, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Agreement.

                    (b)          The Indemnifying Party shall have the right to assume, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder at its own expense, so long as the Indemnifying Party first acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any and all Losses that may result from such claim or proceeding. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party with respect to its assumption of such defense shall be borne and paid by the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party’s expense and to control its own defense of any such claim or proceeding if a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party that would make such separate representation advisable under applicable standards of professional conduct.

                    (c)          If the Indemnifying Party elects to assume the defense of any claim or proceeding, no settlement in respect of any third-party claim may be effected by the Indemnifying Party without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party fails to undertake any such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof at the Indemnifying Party’s expense. Notwithstanding anything herein to the contrary, regardless of whether the Indemnifying Party has assumed the defense of any claim or proceeding pursuant to this Section 5.03, the Indemnified Party shall not settle any claim or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Parties agree that it shall be reasonable for the Indemnifying Party to withhold its consent if any such settlement involves any admission of liability or wrongdoing by the Indemnified Party or the Indemnifying Party.

                    SECTION 5.04.   Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH DAMAGES: (A) ARE INCLUDED IN AN AWARD AGAINST EITHER PARTY RESULTING FROM A THIRD PARTY CLAIM FOR WHICH SUCH PARTY IS INDEMNIFIED HEREUNDER; OR (B) ARE RELATED TO OR ARISE FROM WILLFUL OR INTENTIONAL MISCONDUCT.

                    SECTION 5.05.   Insurance.  Effective sixty (60) days after the Effective Date and so long as the Company has any obligations under Article V of this Agreement, the Company shall maintain comprehensive general liability insurance, including products liability, with a minimum liability coverage limit of ten million dollars ($10,000,000) per occurrence and naming BSC, University of Michigan and HHMI (including their regents, trustees, fellows, officers and employees) as additional insureds. The Company shall provide BSC with a copy of a certificate of insurance evidencing compliance with this provision. Such certificate of insurance shall also provide BSC with thirty days’ prior written notice of cancellation, modification or termination.

                     SECTION 5.06.   No Improper Representations or Warranties.  Neither Party shall make any statements, representations or warranties or accept any liabilities or responsibilities that are inconsistent with any disclaimer or limitation included in this Article V.

ARTICLE VI
CONFIDENTIALITY

                    SECTION 6.01.   Confidentiality.  During the Term of this Agreement and for the period of three (3) years thereafter, the Receiving Party shall maintain Confidential Information in confidence and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement. The Receiving Party hereby shall exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors or agents. Upon termination of this Agreement, each Party shall return to the other Party, upon demand, all Confidential Information in its possession or, upon demand, destroy such Confidential Information and provide a certificate to the other Party of such destruction signed by an officer of the destroying Party.

                    SECTION 6.02.   Release from Restrictions.  The provisions of Section 6.01 shall not apply to any information disclosed hereunder that:

(a) is lawfully disclosed to the Receiving Party by an independent, unaffiliated third party rightfully in possession of the information and under no confidentiality or fiduciary obligation not to make disclosure;

(b) becomes published or generally known to the public through no fault or omission on the part of the Receiving Party;

(c) is developed independently by the Receiving Party without access to the Confidential Information of the Disclosing Party;

(d) is legally required to be disclosed to a Regulatory Authority in the United States or in another jurisdiction in which the Parties have agreed to seek Approvals; provided, however, the Receiving Party shall continue to treat such information as confidential pursuant to Section 6.01 unless and until such information becomes published or generally known to the public through no fault or omission on the part of the Receiving Party; or

(e) a Party is legally compelled to disclose; provided, however, that the Receiving Party shall provide prompt written notice of such requirement to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy or waive compliance with Section 6.01; and provided further that in the event such protective order or other remedy is not obtained or the Disclosing Party waives compliance with Section 6.01, the Receiving Party shall be permitted to furnish only that portion of such Confidential Information that is legally required to be provided, and the Receiving Party shall exercise its reasonable best efforts to obtain assurances that confidential treatment shall be accorded such information.

                     SECTION 6.03.   Public Announcements and Publications.  Except as required by Law or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

ARTICLE VII
TERM AND TERMINATION

                    SECTION 7.01.   Expiration.  This Agreement shall remain in full force and effect until the termination or expiration of the Distribution Agreement (the “Term”), unless terminated earlier in accordance with this Article VII.

                    SECTION 7.02.   Termination for Cause.  (a)  This Agreement may be terminated by either Party if the other Party shall be in material breach of any provision contained in this Agreement and any such breach shall not have been remedied within forty-five (45) Business Days after receipt of written notice from the terminating Party specifying (i) such breach and (ii) intention to terminate if such breach is not cured within forty-five (45) Business Days.

                    (b)          This Agreement may be terminated by the Company in the event that BSC materially breaches the Loan Agreement and such breach shall not have been remedied within forty-five (45) Business Days after receipt of written notice from the Company specifying (i) such breach and (ii) intention to terminate this Agreement if such breach is not cured within forty-five (45) Business Days.

                    (c)          This Agreement may also be terminated by BSC following an Event of Default (as defined in the Senior Convertible Promissory Notes issued under the Loan Agreement).

                    SECTION 7.03.   Survival.  In addition to any clause which by its express term survives termination or expiration, the respective rights and obligations of the Parties under the provisions of Articles III (Intellectual Property Ownership), V (Indemnification and Insurance), VI (Confidentiality), VII (Term and Termination), and VIII (Miscellaneous) shall also survive any termination or expiration of this Agreement.

ARTICLE VIII
MISCELLANEOUS

                    SECTION 8.01.   Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.01):

(a)	if to the Company:

Corautus Genetics Inc.
430 Tenth Street, NW
Suite S-204
Atlanta, GA 30318
Telecopy: (404) 526-6218
Attention: Richard E. Otto, Chief Executive Officer

with a copy to:

McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, GA 30308
Telecopy: (404) 527-4198
Attention: Robert E. Tritt

(b)	if to BSC:

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Telecopy: (508) 650 8956
Attention: Lawrence C. Best, Senior Vice President and CFO

with a copy to:

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537
Telecopy: (508) 650 8956
Attention: General Counsel

                    SECTION 8.02.   Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

                    SECTION 8.03.   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                   SECTION 8.04.   Entire Agreement. The Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter thereof.

                   SECTION 8.05.   Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign this Agreement without the prior written consent of the other Party; provided, however, that BSC may assign to an Affiliate its rights and obligations under this Agreement without the approval of the Company; provided further that no such assignment by BSC to an Affiliate shall relieve BSC of any obligation or liability hereunder, whether then existing or thereafter incurred by BSC or its assignee. No assignment by either Party permitted hereunder shall relieve the applicable Party of its then-existing obligations under this Agreement.

                   SECTION 8.06.   No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

                   SECTION 8.07.   Change of Control. In the event of a change of control of the Company or BSC, this Agreement and all rights and obligations of each Party shall survive such change of control unaffected.

                   SECTION 8.08.   Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of the Company and BSC. In the event the University of Michigan or any third party owner of a BSC Patent requests that BSC amend the terms of this Agreement in order to comply with the Michigan License or the terms of the patent license agreements entered into by BSC and such third party owners, BSC and the Company shall discuss in good faith the amending of this Agreement to incorporate the requested amendment.

                   SECTION 8.09.   Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. The Parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the state of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

                   SECTION 8.10.   Dispute Resolution. Except to the limited extent necessary to (i) avoid expiration of a claim, (ii) comply with deadlines under applicable Law, or (iii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm, neither Party shall file an action or institute legal proceedings with respect to any dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination thereof, including claims seeking redress or asserting rights under any Law, until:

                   (a)      the aggrieved Party has given the other Party written notice (“Notice of Disagreement”), in accordance with Section 8.01 of this Agreement, of its grievance setting forth the basis for such dispute and the remedy desired;

                   (b)      the other Party has failed to provide a prompt and effective remedy (in the view of the aggrieved Party);

                   (c)      the aggrieved Party has requested in writing senior executives for both Parties to promptly meet and discuss the matter detailed in the Notice of Disagreement in order to consider informal and amicable means of resolution; and

                   (d)      (i) the senior executives for both Parties have met at least three times and have not been able to resolve the dispute to the mutual satisfaction of the Parties or (ii) more than sixty (60) Business Days have passed since the date of the Notice of Disagreement.

                   SECTION 8.11.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                   SECTION 8.12.   No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

                   SECTION 8.13.   Independent Contractor. In performing under this Agreement, each Party shall be acting as an independent contractor and shall not be considered or deemed to be an agent, employee, joint venturer, or partner of the other Party. Each Party shall at all times maintain complete control over its personnel and operations. Neither Party shall have, or shall represent that it has any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

                   SECTION 8.14.   Registration and Filing of this Agreement. Notwithstanding Article VI, to the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority, including, without limitation, the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities, the U.S. Department of Justice or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof, and both Parties shall cooperate each at its own expense in such filing or notification and shall execute all documents reasonably required in connection therewith. In such filing or registration, the Parties shall request confidential treatment of sensitive provisions of the Agreement, to the extent permitted by Law. The Parties shall promptly inform each other as to the activities or inquiries of any such governmental authority relating to this Agreement and shall cooperate to respond to any request for further information therefrom on a timely basis.

                   IN WITNESS WHEREOF, BSC and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION	CORAUTUS GENETICS INC.

By:	/s/ LAWRENCE C. BEST	By:	/s/ RICHARD E. OTTO

	Lawrence C. Best		Richard E. Otto
	Senior Vice President & Chief		Chief Executive Offier
Financial Officer

Exhibit A

Clinical Plan

***

________

“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

A-1

Exhibit B

Initial Forecast of BSC’s VEGF-2 Requirements

100mg of VEGF-2 per three-month period with initial delivery of the first three-month supply one month from the Effective Date.

1

Exhibit C

Material Transfer Agreement (VEGF-2)

         THIS MATERIAL TRANSFER AGREEMENT is made the ____ day of _______, 2003, by and between CORAUTUS GENETICS INC., a Delaware Corporation (“Corautus”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSC”).

W I T N E S S E T H:

         WHEREAS, Corautus and BSC have entered into a Development Agreement, dated July 30, 2003, pursuant to which Corautus and BSC have agreed to cooperate to develop certain products that use VEGF-2 for the treatment of cardiovascular and vascular diseases; and

         WHEREAS, BSC desires to use, and Corautus has agreed to transfer to BSC, quantities of a VEGF-2 plasmid DNA material for the purpose of conducting certain pre-clinical research pursuant to the Development Agreement and the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Parties agree as follows:

ARTICLE I
DEFINITIONS

         1.01      Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following respective means. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Development Agreement.

                      (a)         “Biological Materials” means the Human Genome Sciences angiogenic agent licensed to and being further developed and modified by Corautus, sometimes referred to as Vascular Endothelial Growth Factor 2 plasmid DNA, and any modifications or improvements thereto, and all related materials, all as provided by Corautus to BSC under this Agreement.

                      (b)        “ Development Agreement” means the Development Agreement, dated July 30, 2003, between Corautus and BSC, together with all amendments thereto.

                      (c)         “Agreement” means this Material Transfer Agreement, together with all Appendices attached hereto and all amendments hereto executed by both Parties.

ARTICLE II
SUPPLY OF MATERIALS AND SCOPE OF USE

         2.01      Supply of Biological Materials.  Upon execution of this Agreement, Corautus shall supply to BSC *** the Biological Materials (subject to Section 2.06 of the Development Agreement) for the purposes stated herein. Biological Materials supplied hereunder shall be made available for shipment at Corautus’s designated shipment point for delivery arranged by BSC. All costs and expenses for shipping shall be borne by BSC.

_________

“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

1

         2.02      Scope of Use.  BSC may use the Biological Materials only as provided in Section 2.06 of the Development Agreement or as provided in Attachment A hereto. Without limiting the foregoing, BSC shall not use any Biological Materials in human subjects in any manner including, but not limited to, the treatment, diagnosis, prognosis or other evaluation of patients, or for commercial purposes other than for development of Principal Products as provided in this Agreement and the Development Agreement. No Biological Materials may be exported or otherwise transferred outside of the United States without the prior written consent of Corautus. BSC shall provide Corautus with periodic written reports as may be mutually agreed to by the Parties summarizing the results and data from the pre-clinical research project performed pursuant hereto.

         2.03      Compliance with Laws.  BSC shall use, handle, store and dispose of the Biological Materials in a safe manner and in compliance with all applicable federal, state and local laws and regulations, including, without limitation, all requirements and guidelines of the National Institutes of Health and the Food and Drug Administration and all requirements relating to human and animal subjects and recombinant DNA. BSC and Corautus shall also comply with all applicable laws relating to the delivery of Biological Materials provided hereunder. Without limiting the foregoing, all Biological Materials provided hereunder should be considered experimental in nature, may contain hazardous properties and should be handled by BSC with appropriate safety precautions.

ARTICLE III
LICENSES AND INTELLECTUAL PROPERTY

         3.01      No Licenses.  No licenses are provided to BSC under any Intellectual Property rights of Corautus under this Agreement.

         3.02      Transfers. BSC shall retain physical control of the Biological Materials and shall not sell, license, distribute or otherwise transfer or provide access to any Biological Materials, or any portion thereof, to any other Person without the prior written consent of Corautus.

         3.03      Ownership and Integrity.  BSC acknowledges and agrees that Corautus retains ownership of all right, title and interest in and to the Biological Materials. BSC shall not analyze, or have analyzed, the composition or formulation of any Biological Materials.

         3.04      Confidential Information.  Any Confidential Information of Corautus provided to BSC in connection with this Agreement shall be deemed to be Confidential Information of Corautus and shall be subject to protection in accordance with the terms of Article VI of the Development Agreement.

ARTICLE IV
TERM AND TERMINATION

         4.01      Term. This Agreement shall be effective as of ____________________, 2003 and shall continue in effect unless and until terminated as provided herein.

         4.02      Termination of Agreement.

2

                      (a)         Termination for Convenience.  Either Party may, subject to its obligations under the Development Agreement, terminate this Agreement at any time upon at least thirty (30) days’ prior written notice to the other Party.

                      (b)         Remedies for Default.  If any Party breaches this Agreement or the Development Agreement and does not cure such breach within twenty (20) days of receipt of written notice thereof from another Party, any non-breaching Party shall have the right to terminate this Agreement and/or seek any and all remedies available at law or in equity.

                      (c)         Termination of Development Agreement.  This Agreement shall immediately terminate upon the termination of the Development Agreement for any reason.

         4.03      Disposal of Biological Materials.  Upon the termination of this Agreement for any reason, BSC shall immediately discontinue its use of the Biological Materials and destroy or return, at Corautus’s request, all quantities of Biological Materials in its possession.

ARTICLE V
MISCELLANEOUS

         5.01      Development Agreement.  This Agreement and the performance by the Parties hereunder shall be subject to the terms and conditions of the Development Agreement.

         5.02      Amendment.  No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by both Parties.

         5.03      Survival.  The Parties’ respective obligations hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement (including, without limitation, Sections 3.03 and 4.03) shall so survive.

         5.04      Counterparts and Facsimile.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

         IN WITNESS WHEREOF, the Parties have signed this Agreement to be effective as of the date first above written.

CORAUTUS GENETICS INC.,	BOSTON SCIENTIFIC CORPORATION,
a Delaware Corporation	a Delaware Corporation

By:	By:

Name:	Name:

Its:	Its:

3

Exhibit D

Material Transfer Agreement (Injection Catheters)

         THIS MATERIAL TRANSFER AGREEMENT is made the ____ day of _______, 2003, by and between CORAUTUS GENETICS INC., a Delaware Corporation (“Corautus”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSC”).

W I T N E S S E T H:

         WHEREAS, Corautus and BSC have entered into a Development Agreement, dated July 30, 2003, pursuant to which Corautus and BSC have agreed to cooperate to develop certain products that use VEGF-2 for the treatment of cardiovascular and vascular diseases; and

         WHEREAS, Corautus desires to use, and BSC has agreed to transfer to Corautus, certain quantities of injection catheters for certain pre-clinical research purposes pursuant to the Development Agreement and the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Parties agree as follows:

ARTICLE I
DEFINITIONS

         1.01      Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following respective means. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Development Agreement.

                      (a)         “ Catheter Materials” means the injection catheters known as the Stiletto™ manufactured by BSC, including improvements, modifications and replacements thereto, and all related materials, all as provided by BSC to Corautus under this Agreement.

                      (b)         “ Development Agreement” means the Development Agreement, dated July 30, 2003, between Corautus and BSC, together with all amendments thereto.

                      (c)         “ Agreement” means this Material Transfer Agreement, together with all Appendices attached hereto and all amendments hereto executed by both Parties.

ARTICLE II
SUPPLY OF MATERIALS AND SCOPE OF USE

         2.01      Supply of Catheter Materials.  Upon execution of this Agreement, BSC shall supply to Corautus *** the Catheter Materials (subject to Section 2.10 of the Development Agreement) for the purposes stated herein.

         2.02      Scope of Use.  Corautus may use the Catheter Materials only as provided in Section 2.08 of the Development Agreement or as provided in Attachment A hereto. No

_________

“***” indicates redacted confidential information pursuant to a confidential treatment request filed with the SEC.

1

Catheter Materials may be exported or otherwise transferred outside of the United States without the prior written consent of BSC.

                    2.03         Compliance with Laws.   Corautus shall use, handle, store and dispose of the Catheter Materials in a safe manner and in compliance with all applicable federal, state and local laws and regulations, including, without limitation, all requirements and guidelines of the National Institutes of Health and the Food and Drug Administration and all requirements relating to human and animal subjects. BSC and Corautus shall also comply with all applicable laws relating to the delivery of Catheter Materials provided hereunder. Without limiting the foregoing, all Catheter Materials provided hereunder should be handled by Corautus with appropriate safety precautions.

ARTICLE III
LICENSES AND INTELLECTUAL PROPERTY

                    3.01         No Licenses.    No licenses are provided to Corautus under any Intellectual Property rights of BSC under this Agreement.

                    3.02         Transfers.   Corautus shall retain physical control of the Catheter Materials and shall not sell, license, distribute or otherwise transfer or provide access to any Catheter Materials, or any portion thereof, to any other Person except for purposes of performing its obligations under this Agreement and the Development Agreement, all in accordance with the Clinical Plan.

                    3.03         Ownership and Integrity.   Corautus acknowledges and agrees that BSC retains ownership of all right, title and interest in and to the Catheter Materials. Corautus shall not analyze, or have analyzed, the structure or mechanics of any Catheter Materials.

                    3.04         Confidential Information.   Any Confidential Information of BSC provided to Corautus in connection with this Agreement shall be deemed to be Confidential Information of BSC and shall be subject to protection in accordance with the terms of Article VI of the Development Agreement.

ARTICLE IV
TERM AND TERMINATION

                    4.01         Term.   This Agreement shall be effective as of ____________________, 2003 and shall continue in effect unless and until terminated as provided herein.

                    4.02         Termination of Agreement.

                                   (a)         Termination for Convenience.   Either Party may, subject to its obligations under the Development Agreement, terminate this Agreement at any time upon at least thirty (30) days’ prior written notice to the other Party.

                                   (b)         Remedies for Default.   If any Party breaches this Agreement or the Development Agreement and does not cure such breach within twenty (20) days of receipt of written notice thereof from another Party, any non-breaching Party shall have the right to terminate this Agreement and/or seek any and all remedies available at law or in equity.

2

                                   (c)         Termination of Development Agreement.   This Agreement shall immediately terminate upon the termination of the Development Agreement for any reason.

                    4.03         Disposal of Catheter Materials.   Upon the termination of this Agreement for any reason, Corautus shall immediately discontinue its use of the Catheter Materials and destroy or return, at BSC’s request, all quantities of Catheter Materials in its possession.

ARTICLE V
MISCELLANEOUS

                    5.01         Development Agreement.   This Agreement and the performance by the Parties hereunder shall be subject to the terms and conditions of the Development Agreement.

                    5.02         Amendment.   No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by both Parties.

                    5.03         Survival.   The Parties’ respective obligations hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement (including, without limitation, Sections 3.03 and 4.03) shall so survive.

                    5.04         Counterparts and Facsimile.   This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

                    IN WITNESS WHEREOF, the Parties have signed this Agreement to be effective as of the date first above written.

CORAUTUS GENETICS INC.,	BOSTON SCIENTIFIC CORPORATION,
a Delaware Corporation	a Delaware Corporation

By:	By:

Name:	Name:

Its:	Its:

3